Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT
We consent to the incorporation by reference in the Registration Statements of Kubient, Inc.  on Form S-8 (File No. 333-257778) and Form S-8 (File No. 333-257088) of our report dated February 18, 2021, with respect to our audits of the financial statements of MediaCrossing Inc. as of December 31, 2020 and 2019 and for the years ended, which report is included in the Current Report on Form 8-K/A of Kubient, Inc.

/s/ Marcum llp

Marcum llp
Hartford, CT
February 4, 2022